EXHIBIT 10.3
FOURTH AMENDMENT TO
FRANK’S INTERNATIONAL N.V.
EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, FRANK’S INTERNATIONAL N.V. (the “Company”) has heretofore adopted the FRANK’S INTERNATIONAL N.V. EMPLOYEE STOCK PURCHASE PLAN (the “Plan”), the First Amendment to the Plan, the Second Amendment to the Plan and the Third Amendment to the Plan; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan shall be amended as follows, effective as of November 1, 2018:
1.    Section 3.2 of the Plan shall be amended to read:
Purchase of Shares. On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The remaining balance, if any, in such account shall be refunded to Participant via payroll within one month of the Exercise Date. If the total number of shares of Common Stock for which options are exercised on any Exercise Date exceeds the maximum number of shares then available for sale under the Plan, the Company shall allocate the available shares by reducing the Participants’ designated payroll deduction authorization percentages in order of the highest percentages until the excess is eliminated, and any remaining balance of payroll deductions credited to the account of a participant under the Plan shall be refunded to him promptly.
2.     Section 6.5 of the Plan shall be amended to read:
Amendment of the Plan. The Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.
3.    As amended hereby, the Plan is specifically ratified and reaffirmed.
[Signature Page Attached]

IN WITNESS WHEREOF, this Fourth Amendment has been executed by a duly authorized officer of the Company, as of the date specified below and effective as set forth herein.

FRANK’S INTERNATIONAL N.V.

By:     /s/ Michael Kearney
Name: Michael Kearney
Title: Chairman, President and Chief Executive Officer
Dated: October 30, 2018

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